Exhibit 4.1

Certain identified information in this document has been omitted because it is both (i) not material and (ii) is of a type that is treated as private or confidential, and has been marked with “[***]” to indicate where omissions have been made.

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNDER AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED IN CONNECTION WITH AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF MAY 30, 2026, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM NV INVESTMENT HOLDINGS LLC, A NEVADA LIMITED LIABILITY COMPANY AND A WHOLLY OWNED SUBSIDIARY OF AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to purchase

3,238,066

Shares of Common Stock of

TD SYNNEX Corporation,

a Delaware Corporation

Issue Date: May 30, 2026

1. Number of Warrant Shares; Exercise Price. This certifies that, for value received, Warrantholder or its permitted assigns or transferees is entitled, upon the terms hereinafter set forth, to acquire from the Company, in whole or in part, up to a maximum aggregate of 3,238,066 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to $0.01 (the “Initial Exercise Price”) with respect to the Initially Vested Warrants, and $191.10 (the “Subsequent Exercise Price”) with respect to the Subsequently Vested Warrants (the respective exercise price being the “Exercise Price”). The Warrant Shares and Exercise Price are subject to adjustment and/or may be supplemented by or converted into other Equity Securities as provided herein, and all references to “Common Stock,” “Warrant Shares,” and “Exercise Price” herein shall be deemed to include any such adjustment, supplement, and/or conversion or series of adjustments, supplements, or conversions.

2. Exercise of Warrant; Term; Other Agreements; Book Entry; Cancellation.

(i) Promptly following the end of each calendar quarter during which a Vesting Event has occurred (or promptly after a written request by Amazon for a Notice of Vesting Event as of a certain day), the Company shall deliver to Warrantholder a Notice of Vesting Event in the form attached as Annex A hereto; provided that neither the delivery, nor the failure of the Company to deliver, such Notice of Vesting Event shall affect or impair Warrantholder’s rights or the Company’s obligations hereunder.

Exhibit 4.1

(ii) Subject to (A) Section 1, Section 8(iv), and Section 9, and (B) compliance with the Antitrust Laws (including with respect to any Warrant Shares issuable from exercise of this Warrant upon a Vesting Event or otherwise), as may be applicable, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part by Warrantholder, at any time or from time to time, from and after the applicable Vesting Event, but in no event later than 5:00 p.m., Seattle time, on May 30, 2033 (subject to extension in accordance with Section 2(iii), such time as extended if applicable, the “Expiration Time” and such period from and after the applicable Vesting Event through the Expiration Time, the “Exercise Period”), by (a) the delivery of the Notice of Exercise, to the Company in accordance with Section 13 (or such other office or agency of the Company in the United States as it may designate by notice to Warrantholder in accordance with Section 13 hereof) and (b) payment of the relevant Exercise Price for the Warrant Shares thereby purchased by, at the sole election of Warrantholder, either: (i) by wire transfer of immediately available funds to an account designated by the Company (such manner of exercise, a “Cash Exercise”) or (ii) without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in two (2) or more parts, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in two (2) or more parts, as applicable) (if payment of the relevant Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”); provided that such product shall be rounded to the nearest whole Warrant Share. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or an Acquisition Transaction, such exercise may at the election of Warrantholder be conditioned upon the consummation of such transaction, in which case such exercise shall be inclusive of any vesting that would occur upon the consummation of or immediately prior to such transaction but not be deemed to be effective until immediately prior to the consummation of such transaction. If such transaction is not consummated, such exercise shall be deemed void if so requested by Warrantholder in a Notice of Exercise.

(iii) Notwithstanding the foregoing, (a) if at any time during the Exercise Period Warrantholder has not exercised this Warrant in full as a result of (I) there being insufficient Warrant Shares available for issuance, (II) the lack of any required regulatory, corporate or other approval (including, for the avoidance of doubt, any approval required under the Antitrust Laws (including the Initial Antitrust Clearance), if so applicable), or (III) the Company has not been current with its Exchange Act public reporting requirements at any time in the previous thirty (30) days (collectively, the “Exercise Conditions”), the Expiration Time shall be extended until sixty (60) days after such date as Warrantholder is able to acquire all of the vested Warrant Shares without violating any Exercise Conditions, (b) if at the Expiration Time, or any time prior to the Expiration Time, the Company is or has been party to a definitive agreement for an Acquisition Transaction that has not closed, the Expiration Time shall be extended until five (5) Business Days after the closing of such Acquisition Transaction, or twenty (20) Business Days after the date on which the definitive agreement for such Acquisition Transaction has been terminated, as the case may be, or (c) if at any time prior to the Expiration Time, a third party has publicly filed, or announced its intention to file, a tender offer for the Company which if consummated would result in an Acquisition Transaction, and without a definitive agreement for an Acquisition Transaction with respect to such tender offer having been executed by the Company, then the Expiration Time shall be extended until the later of (I) five (5) Business Days after the expiration time of the tender offer, or (II) if no tender offer is launched, twenty-five (25) Business Days after the public announcement of such third party’s intention to launch such tender offer, but if a tender offer is launched during such period, then five (5) Business Days after the expiration time of the tender offer.

Exhibit 4.1

(iv) If Warrantholder has not exercised this Warrant in its entirety, following each exercise Warrantholder shall be entitled to receive from the Company, upon request, a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the maximum aggregate number of Warrant Shares and the number of Warrant Shares as to which this Warrant is or has been so exercised.

(v) The Company shall either (a) maintain itself, or (b) cause its transfer agent to maintain, in each case, books for the original issuance and the transfer and exercise of the Warrant issuable in connection therewith, in each case in accordance with the terms hereof in book-entry form. If the Company maintains books for the Warrant, then (I) the Company agrees that it will accept instructions from Warrantholder for the transfer and exercise of the Warrant, to the extent permitted in accordance with the terms of the Warrant and the Transaction Agreement, and (II) the Company shall not require the delivery of the Warrant, which at all times shall be in book-entry form, in connection with the transfer or exercise thereof. The Company shall be responsible for all fees and expenses with respect to maintaining the Warrant in book-entry form. In no event shall Warrantholder be required to post any bond or incur any other financial cost related to the book entry existence of this Warrant.

(vi) This Warrant, including with respect to its cancellation, is subject to the terms and conditions of the Transaction Agreement. Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if (a) the Transaction Agreement is terminated in accordance with Section 8.1 thereof or (b) Warrantholder delivers to the Company a written, irrevocable commitment not to exercise this Warrant, then the Company shall have no obligation to issue, and Warrantholder shall have no right to acquire, the unvested portion of this Warrant.

3. Issuance of Warrant Shares; Authorization; Listing.

(i) Upon receipt of a notice of exercise for part or all of this Warrant, the Company shall comply with the Delivery Covenants.

(ii) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by Warrantholder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to Warrantholder’s delivery of the associated Exercise Price (or notice of Cashless Exercise).

(iii) The Warrant Shares so issued shall be deemed for all purposes to have been issued to Warrantholder as of the close of business on the date on which this Warrant and payment of the associated Exercise Price (or notice of Cashless Exercise) are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or book-entries representing such Warrant Shares may not be actually delivered on such date or credited to Warrantholder’s DTC account, as the case may be. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, the Warrant Shares, solely for the purpose of providing for the exercise of this Warrant, the aggregate Warrant Shares then issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time).

(iv) The Company shall, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the Principal Trading Market on which such same class of Equity Securities are then listed or traded, promptly after such Warrant Shares are eligible for listing thereon.

Exhibit 4.1

4. No Fractional Shares or Scrip. No fractional Warrant Shares or other Equity Securities or scrip representing fractional Warrant Shares or other Equity Securities shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares or other Equity Securities shall be rounded up to the next whole Warrant Share or other Equity Securities, and Warrantholder shall be entitled to receive such rounded-up number of Warrant Shares or other Equity Securities.

5. No Rights as Shareholders; Transfer Books. Without limiting in any respect the provisions of the Transaction Agreement and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle Warrantholder to (i) consent to any action of the shareholders of the Company, (ii) receive notice of or vote at any meeting of the shareholders, (iii) receive notice of any other proceedings of the Company, or (iv) exercise any other rights whatsoever, in any such case, as a stockholder of the Company prior to the date of exercise of this Warrant.

6. Charges, Taxes, and Expenses. Issuance of this Warrant and issuance of certificates or book entries for Warrant Shares to Warrantholder upon the exercise of this Warrant shall be made without charge to Warrantholder for any issue, registration or transfer tax, assessment or similar governmental charge (other than any such taxes, assessments or charges in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of such issuance, all of which taxes, assessments, charges, and expenses shall be paid by the Company, other than the costs and expenses of counsel for Warrantholder or its Affiliates.

7. Transfer/Assignment.

(i) This Warrant may be transferred only in accordance with the terms of the Transaction Agreement. Subject to compliance with the first sentence of this Section 7(i), the legend as set forth on the cover page of this Warrant and the terms of the Transaction Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by a duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees. If the transferring holder does not transfer the entirety of its rights to purchase all Warrant Shares hereunder, such holder shall be entitled to receive from the Company a new Warrant in substantially identical form for the purchase of that number of Warrant Shares as to which the right to purchase was not transferred. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant in accordance with this Section 7 shall be paid by the Company, other than the costs and expenses of counsel for the transferor and the transferee.

(ii) If and for so long as required by the Transaction Agreement, any Warrant book entry issued hereunder shall contain a legend as set forth in Section 4.2 of the Transaction Agreement.

8. Adjustments and Other Rights. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that, if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one subsection of this Section 8 so as to result in duplication.

Exhibit 4.1

(i) Stock Splits, Subdivisions, Reclassifications, or Combinations. If the Company shall at any time or from time to time (a) declare, order, pay, or make a dividend or make a distribution on its Common Stock in additional shares of Common Stock (provided that in the event of a Distribution that includes cash, the cash portion shall be treated in accordance with Section 8(iii) hereof and thus shall not be subject to adjustment under this paragraph), (b) split, subdivide, or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be proportionately adjusted so that Warrantholder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had any outstanding portion of this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time, but following adjustment, still subject to the vesting provisions of this Warrant on an as-adjusted basis). In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined in accordance with the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination, or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined in accordance with the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time).

(ii) [***].

(iii) Distributions. If the Company, at any time while this Warrant is outstanding, declares or makes any dividend or distributes to holders of shares of Common Stock (and not to Warrantholder) evidence of its indebtedness or assets (including cash and cash dividends or property) or rights or warrants to subscribe for or purchase any security (including, without limitation, any distribution of cash, stock, or other securities, property, or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement, or other similar transaction other than dividends or distributions under Section 8(i)) (collectively, a “Distribution”), then Warrantholder will be entitled to participate in such Distribution and be deemed to have exercised, and be the holder of, all Warrant Shares, whether the Warrant has vested or not, before the record date of such Distribution (provided that, the actual receipt of such Distribution as it relates to any unvested portion of the Warrant shall remain subject to the vesting provisions of this Warrant and shall not be paid unless and until such Warrant Shares have vested at which time payment shall be made and which shall include simple interest using the SOFR as published by the Federal Reserve Bank of New York on the last business day preceding such payment) except that Warrantholder will not be eligible to receive any Distribution on unexercised Warrant Shares for any regular quarterly dividend payment to the Company’s stockholders declared by the Board in the Ordinary Course so long as such regular quarterly dividend payment is not greater than $[***] per share; provided that, in the event of a regular quarterly dividend payment that is greater than such amount, Warrantholder shall be entitled to participate in such regular quarterly dividend payment for the amount per share in excess of $[***].

Exhibit 4.1

(iv) Acquisition Transactions. In case of any Acquisition Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment under Section 8(i)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify Warrantholder in writing of such Acquisition Transaction or reclassification as promptly as practicable (but in no event later than twenty (20) Business Days prior to the effectiveness thereof), which notice shall specify the expected date on which such Acquisition Transaction is to take place and set forth the facts with respect thereto as shall be reasonably necessary to indicate the amount and type of consideration to each outstanding share of Common Stock to the extent known, (b) the Warrant shall vest and the Warrant shall become nonforfeitable and exercisable immediately prior to the consummation of such Acquisition Transaction or reclassification, and (c) in the event of the consummation prior to the Expiration Time of an Acquisition Transaction where the consideration in such transaction is not solely cash consideration, Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall, at the option of Warrantholder and to the fullest extent legally possible under Applicable Law, be converted, effective upon the occurrence of such Acquisition Transaction or reclassification, into (I) the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Acquisition Transaction or reclassification) upon exercise of this Warrant immediately prior to such Acquisition Transaction or reclassification would have been entitled to receive upon consummation of such Acquisition Transaction or reclassification or, (II) if any exemption, authorization, consent, notice, or approval under Applicable Law is required or advisable from a Governmental Entity in connection with such Acquisition Transaction or reclassification, upon Warrantholder’s election in its sole discretion, cash in an amount equal to the shares of Common Stock issuable (at the time of such Acquisition Transaction or reclassification) upon exercise of this Warrant immediately prior to such Acquisition Transaction or reclassification that Warrantholder would have been entitled to receive upon consummation of such Acquisition Transaction or reclassification based on the Fair Market Value of such consideration (or in case of a tender offer, at the price in cash offered by the offeror to the other shareholders). In determining the kind and amount of stock, securities, or property receivable upon exercise of this Warrant upon and following adjustment under this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Acquisition Transaction, then Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which Warrantholder shall receive upon exercise of this Warrant. [***]

(v) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 8 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Section 8 to the contrary, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward, and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, or more.

(vi) Timing of Issuance of Additional Securities Upon Certain Adjustments. In any event in which (a) the provisions of this Section 8 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment; provided, however, that the Company upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares (or other property, as applicable) upon the consummation of such event.

Exhibit 4.1

(vii) Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 8, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to Warrantholder as promptly as practicable after the event giving rise to the adjustment.

(viii) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 8 (but only if the action of the type described in this Section 8 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall provide as promptly as practicable written notice to Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind, or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed. In case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action unless in either case, the Company reasonably determines in good faith that, given the nature of such action, the provision of such notice at least ten (10) days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(ix) Adjustment Rules. Any adjustments under this Section 8 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(x) No Impairment. The Company shall not, by amendment of its certificate of incorporation, bylaws, or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action that would (a) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (b) entitle Warrantholder to an adjustment under this Section 8 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Securities (disregarding whether or not any such Equity Securities are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xi) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment under this Section 8, the Company shall promptly take any and all action which may be necessary, including obtaining approvals of regulatory or other governmental bodies, the Principal Trading Market, or other applicable securities exchange, corporate, or shareholder approvals or exemptions, so that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that Warrantholder is entitled to receive upon exercise of this Warrant in accordance with this Section 8.

Exhibit 4.1

(xii) No Adjustment for Permitted Transactions. Notwithstanding anything in this Warrant to the contrary, no adjustment shall be made under this Section 8 in connection with any Permitted Transaction.

9. Beneficial Ownership Limitation.

(i) Notwithstanding anything in this Warrant to the contrary, the Company shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the Commission, including any Group of which Warrantholder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant beneficially owned by such Warrantholder or any of its Attribution Parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) beneficially owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the Commission. For purposes of this Section 9, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (X) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (Y) a more recent public announcement by the Company that is filed with the Commission, or (Z) a more recent notice by the Company or the Company’s transfer agent to Warrantholder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Warrantholder, the Company shall, within three Trading Days thereof, confirm in writing to such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including the exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to Warrantholder. The Company shall be entitled to rely on representations made to it by Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation. The Warrantholder acknowledges that Warrantholder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.

(ii) The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Warrant Shares pursuant to such Notice of Exercise (to the extent permitted under this Section 9); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by Warrantholder to the Company, Warrantholder may waive or amend the provisions of this Section 9 to change the Beneficial Ownership Limitation to any other number, and the provisions of

Exhibit 4.1

this Section 9 shall continue to apply. Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by Warrantholder without first providing the minimum written notice required by the immediately preceding sentence. Notwithstanding the foregoing, at any time following notice of an Acquisition Transaction under Section 8(iv) with respect to an Acquisition Transaction that is pursuant to any tender offer or exchange offer (by the Company or another Person (other than Warrantholder or any Affiliate of Warrantholder)), Warrantholder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company.

(iii) Notwithstanding the provisions of this Section 9, none of the provisions of this Section 9 shall restrict in any way the number of shares of Common Stock which Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that Warrantholder may receive in the event of an Acquisition Transaction as contemplated in Section 8 of this Warrant.

10. Governing Law and Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submits to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort, or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction, improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action, or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

12. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Warrantholder.

Exhibit 4.1

13. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given if (a) sent by the U.S. Postal Service (registered, return receipt service required), United Parcel Service or FedEx, in each case on an overnight basis, signature receipt required, one (1) Business Day after mailing, or (b) if otherwise personally delivered, when delivered with signature receipt required. No notice, request, or instruction may be deemed given through e-mail, and the e-mail addresses provided in this section are simply for courtesy purposes but in no event shall constitute notice under this Warrant. All notices hereunder shall be delivered as set forth below, or in accordance with such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	TD SYNNEX Corporation
Address:	16202 Bay Vista Drive
Clearwater, Florida 33760
Attn:	[***]
Email:	[***]

with a copy to (which copy alone shall not constitute notice):

Name:	Pillsbury Winthrop Shaw Pittman, LLP
Address:	2400 Hanover Street
Palo Alto, California 94304
Attn:	[***]
[***]
Email:	[***]
[***]

If to Amazon.com NV Investment Holdings LLC, to:

Name:	Amazon.com NV Investment Holdings LLC
c/o Amazon.com, Inc.
Address:	410 Terry Avenue North
Seattle, Washington 98109-5210
Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Gibson, Dunn & Crutcher LLP
Address:	310 University Avenue
Palo Alto, California 94301
Attn:	[***]
[***]
Email:	[***]
[***]

14. Entire Agreement. The Transaction Documents and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

Exhibit 4.1

15. Specific Performance. The parties agree that the failure of any party to perform its agreements and covenants under this Warrant, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated by this Warrant, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations under this Warrant, this being in addition to any other remedies to which the parties are entitled at law or equity.

16. Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to, and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

17. Limitation of Liability. No provision of this Warrant, in the absence of any affirmative action by Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of Warrantholder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The sole liability of Warrantholder under this Warrant shall be the applicable aggregate Exercise Price if and when this Warrant is exercised in part or in whole.

18. Interpretation. Unless otherwise specified in this Warrant or the context otherwise requires:

(i) when a reference is made in this Warrant to “Sections” or “Annexes” such reference shall be to a Section of, or Annex to, this Warrant unless otherwise indicated;

(ii) references to “parties” refer to the parties to this Warrant;

(iii) the headings contained in this Warrant are for reference purposes only and are not part of this Warrant;

(iv) any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person;

(v) the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(vi) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(vii) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(viii) references to “hereto,” “herein,” “hereby,” “hereof,” “hereunder,” and the like refer to this Warrant as a whole and not to any particular section or provision, unless the context requires otherwise;

(ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if;”

Exhibit 4.1

(x) whenever the words “include,” “includes,” or “including” are used in this Warrant, they shall be deemed followed by the words “without limitation;”

(xi) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xii) No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Warrant. The parties have jointly negotiated and drafted this Warrant, and if an ambiguity or a question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Warrant;

(xiii) any forms of agreements attached to this Warrant as exhibits shall be subject only to such ministerial additions, deletions, and modifications as necessary to complete any missing terms contemplated by the form to be completed by the parties or to correct any scrivener’s errors in the form;

(xiv) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Warrant shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party in connection with this Warrant are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by Warrantholder, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny;

(xv) except as expressly stated in this Warrant, all references to any statute, rule, or regulation are to the statute, rule or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section;

(xvi) when calculating the period of time within which, or following which, any action is to be taken under this Warrant, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified.

19. Definitions. Unless the context otherwise requires, when used herein, the following terms shall have the meanings indicated.

“30-Day VWAP” means, as of any date, the volume-weighted average price per share of the Common Stock, or any successor security thereto (rounded to the nearest second decimal place) on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and Warrantholder) from and including the Trading Day that is thirty (30) Trading Days preceding such date to and including the last Trading Day immediately preceding such date.

“Acquisition Transaction” has the meaning ascribed to it in the Transaction Agreement.

“Affiliate” has the meaning ascribed to it in the Transaction Agreement.

Exhibit 4.1

“Aggregate Consideration” means, in respect of an issuance of shares of Common Stock (or Convertible Securities) as set forth in Section 8(ii), an amount equal to the sum of the gross offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and Convertible Securities, plus the aggregate amount, if any, payable upon conversion of any such Convertible Securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such Convertible Securities are convertible at such time)).

“Amazon” means Amazon.com NV Investment Holdings LLC, a Nevada limited liability company.

“Antitrust Laws” has the meaning ascribed to it in the Transaction Agreement.

“Applicable Law” has the meaning ascribed to it in the Transaction Agreement.

“Appraisal Procedure” means a procedure in accordance with the American Institute of Certified Public Accountants, Inc. (“AICPA”) “VS Section 100—Valuation of a Business, Business Ownership Interest, Security or Intangible Asset” and such other associated AICPA guidance as is reasonable and applicable whereby two (2) independent appraisers, each employed by a firm nationally recognized for its valuation expertise and each reasonably experienced in appraising the market value of securities of size in value and characteristics of the Warrant (each a “Qualified Appraiser”), one chosen by the Company and one chosen by Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other party appointing its Qualified Appraiser within fifteen (15) days after the date that the Appraisal Procedure is invoked. If within thirty (30) days after receipt by each party of the other party’s notice appointing its Qualified Appraiser, such appraisers are unable to agree upon the amount in question, a third Qualified Appraiser shall be chosen within ten (10) days after the end of such 30-day period: (i) by the mutual consent of such first two (2) Qualified Appraisers; or (ii) if such two (2) first Qualified Appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of Qualified Appraisers on the application of either of the first two Qualified Appraisers. If any Qualified Appraiser initially appointed shall, for any reason, be unable to serve, a successor Qualified Appraiser shall be appointed in accordance with the procedures under which the predecessor Qualified Appraiser was appointed. In the event a third Qualified Appraiser is appointed, the decision of such third Qualified Appraiser shall be given within thirty (30) days after such Qualified Appraiser’s appointment. If three (3) Qualified Appraisers are appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then (a) the determination of such appraiser shall be excluded, (b) the remaining two (2) determinations shall be averaged, and (c) such average shall be binding and conclusive upon the Company and Warrantholder; otherwise, the average of all three (3) determinations shall be binding and conclusive upon the Company and Warrantholder. The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by Warrantholder. The Qualified Appraisers shall act as experts and not arbitrators.

“Attribution Parties” has the meaning set forth in Section 9(i).

“Beneficial Ownership Limitation” has the meaning set forth in Section 9(ii).

“Board” has the meaning ascribed to it in the Transaction Agreement.

“Business Day” has the meaning ascribed to it in the Transaction Agreement.

Exhibit 4.1

“Cash Exercise” has the meaning set forth in Section 2(ii).

“Cashless Exercise” has the meaning set forth in Section 2(ii).

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the 30-Day VWAP as of the exercise date over (y) the applicable Exercise Price, and (ii) the denominator of which is the 30-Day VWAP as of the exercise date.

“Chosen Courts” has the meaning set forth in Section 10.

“Commercial Arrangements” has the meaning ascribed to it in the Transaction Agreement.

“Commission” has the meaning ascribed to it in the Transaction Agreement.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means TD SYNNEX Corporation, a Delaware corporation.

“Confidentiality Agreement” has the meaning ascribed to it in the Transaction Agreement.

“conversion” has the meaning ascribed to it in the Transaction Agreement.

“Convertible Securities” has the meaning set forth in Section 8(ii).

“Delivery Covenants” has the meaning ascribed to it in the Transaction Agreement.

“Distribution” has the meaning set forth in Section 8(iii).

“DTC” has the meaning ascribed to it in the Transaction Agreement.

“Equity Securities” has the meaning ascribed to it in the Transaction Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Conditions” has the meaning set forth in Section 2(iii).

“Exercise Period” has the meaning set forth in Section 2(ii).

“Exercise Price” has the meaning set forth in Section 1.

“Expiration Time” has the meaning set forth in Section 2(ii).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably, in good faith and evidenced by a written notice delivered promptly to Warrantholder (which written notice shall include certified resolutions of the Board in respect thereof). If Warrantholder objects in writing to the Board’s calculation of fair market value within ten (10) Business Days after receipt of written notice thereof, and Warrantholder and the Company are unable to agree on the fair market value during the 10-day period following the delivery of Warrantholder’s objection, the Appraisal Procedure may be invoked by either the Company or Warrantholder to determine the fair market value of such security or other property by delivering written notification thereof not later than the 30th day after delivery of Warrantholder’s objection. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

Exhibit 4.1

“Governmental Entity” has the meaning ascribed to it in the Transaction Agreement.

“Group” has the meaning ascribed to it in the Transaction Agreement.

“Initial Antitrust Clearance” has the meaning ascribed to it in the Transaction Agreement.

“Initial Number” has the meaning set forth in Section 8(ii).

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock or of such other security, as applicable, on the Principal Trading Market on such day (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and Warrantholder). If the Common Stock or such other security, as applicable, is not listed on the Principal Trading Market as of any date of determination, the Market Price of the Common Stock or such other security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other security, as applicable, is so listed or quoted or, if no closing sale price is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such other security, as applicable, is so listed or quoted, or if the Common Stock or such other security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such other security, as applicable, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or if that bid price is not available, the Market Price of the Common Stock or such other security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such other security (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc., or if neither is available, by another authoritative source mutually agreed by the Company and Warrantholder). To determine the Market Price of the Common Stock or any such other security, as applicable, on the Trading Day preceding, on, or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regularly scheduled closing time of trading on the applicable exchange, market or organization, or if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regularly scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. (New York City time), and the specified event occurs at 5:00 p.m. (New York City time) on that day, the Market Price would be determined by reference to such 4:00 p.m. (New York City time) closing price).

“Notice of Exercise” means a duly completed notice of exercise in substantially the form attached as Annex B hereto and executed by Warrantholder.

“Notice of Vesting Event” means a duly completed notice of Vesting Event in substantially the form attached as Annex A hereto and executed by the Company.

“Ordinary Course” means in the ordinary course of business consistent with past practice.

Exhibit 4.1

“Permitted Transactions” means (a) issuances of shares of Common Stock (including upon exercise of options, granting of restricted stock awards, settlement of restricted stock units), performance stock units or as matching contributions under a 401(k) plan to directors, advisors, employees, or consultants of the Company or any of its subsidiaries in accordance with a stock option plan, employee stock purchase plan, restricted stock plan, incentive bonus plan, other employee benefit plan, or other similar compensatory agreement or arrangement (including inducement grants) approved by the Board, or an authorized committee or delegate thereof whether existing currently or in the future, (b) issuances of shares of Common Stock issuable upon exercise of this Warrant or any Convertible Securities outstanding as of the Issue Date (all as adjusted from time to time) (c) issuances of shares of Common Stock or Convertible Securities in a financing for capital raising purposes at a consideration per share (or having a conversion price per share) at or above the Market Price of the Common Stock as of the last Business Day prior to the earliest of (i) the pricing of the transaction, or (ii) the public announcement of a proposed sale (or in the case of an underwritten public offering, at or above 95% of the Market Price of the Common Stock as of the Business Day prior to the public announcement of the launch of such offering).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pricing Date” has the meaning set forth in Section 8(ii).

“Principal Trading Market” means the trading market on which the Common Stock, or any successor security thereto, is primarily listed and quoted for trading, and which, as of the Issue Date is the New York Stock Exchange.

“Qualified Appraiser” has the meaning set forth in the definition of “Appraisal Procedure.”

“Qualifying Payments” shall mean any and all payments paid by Amazon and/or any of its Affiliates, or on behalf of any thereof, for products or services from a Specified Entity; provided, however that only 50% of payments paid for products or services, including without limitation Supply Chain Services, that are not for the manufacture of equipment (such equipment including, without limitation, networking, compute, accelerated compute and storage products) shall count as Qualifying Payments. “Supply Chain Services” shall mean any services performed by a Specified Entity related to the purchase or sale of parts or components without the Specified Entity manufacturing a finished product and may include the bundling and kitting of components.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Specified Entity” shall mean [***].

“Subject Adjustment” has the meaning set forth in Section 8(vi).

“Subject Record Date” has the meaning set forth in Section 8(vi).

“subsidiary” has the meaning ascribed to it in the Transaction Agreement.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Transaction Agreement” means the Transaction Agreement, dated as of the date hereof, as it may be amended from time to time, by and between the Company and Amazon, including all annexes, schedules, and exhibits thereto.

“Transaction Documents” has the meaning ascribed to it in the Transaction Agreement.

Exhibit 4.1

“Vesting Event” means (a) with respect to 215,871 Warrant Shares, the execution of the Warrant (the “Initially Vested Warrants”), and (b) with respect to increments of 274,667 Warrant Shares (except that the last incremental tranche shall equal 275,525 Warrant Shares), each time at which the Company and/or any of its Affiliates have collectively received aggregate gross Qualifying Payments under the Commercial Arrangements or otherwise, totaling $[***] (except that the last incremental tranche shall total $[***]) from or on behalf of Amazon and/or any of its Affiliates (including by third parties) until such time as the Company and/or any of its Affiliates have collectively received $[***] from or on behalf of Amazon and/or any of its Affiliates (including by third parties) (the “Subsequently Vested Warrants”). For the avoidance of doubt, (i) Vesting Events shall stop occurring once this Warrant has vested in its entirety in accordance with such Vesting Events, (ii) if a given Vesting Event would cause the number of shares vested to exceed the number of Warrant Shares specified under Section 1 then only the number of shares up to and including the maximum aggregate number of Warrant Shares specified under Section 1 (subject to applicable adjustment or supplementation under this Warrant) shall vest during the final such Vesting Event, (iii) the number of Warrant Shares that will vest under this Warrant in connection with a Vesting Event is subject to adjustments as provided herein, and (iv) any payment received by the Company and/or any of its Affiliates shall only be counted toward a singular Vesting Event.

“Warrant” means this Warrant, issued in connection with the Transaction Agreement.

“Warrant Shares” have the meaning set forth in Section 1.

“Warrantholder” means, in relation to this Warrant, the Person who is the holder of this Warrant. The Warrantholder shall initially be Amazon.com NV Investment Holdings LLC, a Nevada limited liability company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the Issue Date set forth herein.

TD SYNNEX CORPORATION

By:	/s/ David Vetter
Name: David Vetter
Title: Chief Legal Officer

Acknowledged and Agreed

AMAZON.COM NV INVESTMENT HOLDINGS LLC

By:	/s/ Michael Phillips
Name: Michael Phillips
Title: Authorized signatory

[Signature Page to Warrant]

Annex A

[Form of Notice of Vesting Event]

Date:

TO:	Amazon.com NV Investment Holdings LLC

RE:	Notice of Vesting Event

Reference is made to that certain Warrant to Purchase Common Stock, dated as of May 30, 2026 (the “Warrant”), issued to Amazon.com NV Investment Holdings LLC representing a warrant to purchase 3,238,066 shares of common stock of TD SYNNEX Corporation (the “Company”). Capitalized terms used herein without definition are used as defined in the Warrant.

The undersigned hereby delivers notice to you that a Vesting Event has occurred under the terms of the Warrant.

A.	Vesting Event. The following Vesting Event has occurred on or around [•], 20__.

B.

Vested Warrant Shares. After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested under the terms of the Warrant is:

C.	Exercised Warrant Shares. The aggregate number of Warrant Shares issuable upon exercise of the Warrant that have been exercised as of the date hereof is:

D.	Purchase Price of Exercised Warrant Shares. The aggregate purchase price of the Warrant Shares that have been exercised as of the date hereof is:

E.

Unexercised Warrant Shares. After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested but remain unexercised under the Warrant is:

F.	Number of Shares Outstanding. The number of outstanding shares of Common Stock as of the date hereof is:

TD SYNNEX Corporation

By:
Name:
Title:

Annex B

[Form of Notice of Exercise]

Date:

TO:	TD SYNNEX Corporation

RE:	Election to Purchase Warrant Shares

The undersigned, in accordance with the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Warrant Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 2 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining Warrant Shares covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of Warrantholder. Capitalized terms used herein without definition are used as defined in the Warrant.

Number of Warrant Shares with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price in accordance with Section 2(ii) of the Warrant, if any) and whether such Warrant Shares are Initially Vested Warrant Shares or Subsequently Vested Warrant Shares:

Method of Payment of Exercise Price (note if Cashless Exercise or Cash Exercise, in either case in accordance with Section 2 of the Warrant):

Aggregate Exercise Price: _______________________________

Holder:
By:
Name:
Title: